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                                                                    EXHIBIT 23.5


                   [R. A. LENSER AND ASSOCIATES LETTERHEAD]


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of KCS Energy, Inc. of information from our reserve report dated July 31, 1996 relating to the oil and gas reserves of KCS Energy, Inc. at July 1, 1996. We also consent to the references to us as experts under the heading "Reserve Engineers" and elsewhere in such Prospectus.


                                          R. A. LENSER & ASSOCIATES, INC.

                                          RONALD A. LENSER
                                          Ronald A. Lenser
                                          January 9, 1997